Registration No. 333-160168
As filed with the Securities and Exchange Commission on July 14, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Ramco-Gershenson Properties Trust
(Exact name of registrant as specified in its charter)

Maryland	13-6908486

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31500 Northwestern Highway, Suite 300
Farmington Hills, Michigan	48334

(Address of principal executive offices)	(Zip code)
Ramco-Gershenson Properties Trust
2008 Restricted Share Plan for Non-Employee Trustees
&
2009 Omnibus Long-Term Incentive Plan
(Full title of the plan)
Dennis E. Gershenson
Chairman, President and Chief Executive Officer
Ramco-Gershenson Properties Trust
31500 Northwestern Highway, Suite 300
Farmington Hills, Michigan 48334
(Name and address of agent for service)
(248) 350-9900
(Telephone number, including area code, of agent for service)
Copy to:
Donald J. Kunz, Esq.
Honigman Miller Schwartz and Cohn LLP
2290 First National Building
660 Woodward Ave.
Detroit, Michigan 48226-3506
(313) 465-7454 (telephone)
(313) 465-7455 (facsimile)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐

EXPLANATORY NOTE
SIGNATURE
INDEX TO EXHIBITS
EX-23.1

EXPLANATORY NOTE
     On June 23, 2009, Ramco-Gershenson Properties Trust (the “Registrant”) filed a Registration Statement on Form S-8, File No. 333-160168 (the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”) registering under the Securities Act of 1933, as amended (the “Securities Act”), 151,000 common shares of beneficial interest of the Registrant, par value $0.01 per share, that may be issued pursuant to the Registrant’s 2008 Restricted Share Plan for Non-Employee Trustees and 900,000 common shares of beneficial interest of the Registrant, par value $0.01 per share, that may be issued pursuant to the Registrant’s 2009 Omnibus Long-Term Incentive Plan (collectively, the “Common Shares”). This Post-Effective Amendment No. 1 to the Registration Statement is being filed to update the reference to Exhibit 24 in the “Index to Exhibits” and to include the electronic signature of Grant Thornton LLP in Exhibit 23.1, “Consent of Independent Registered Public Accounting Firm”, both of which were inadvertently omitted.
     Except as described above, no other changes have been made to the Registration Statement, the Registration Statement continues to speak as of the date of the Registration Statement, and we have not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to the filing of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement should be read in conjunction with the Registrant’s filings made with the SEC subsequent to the date of the Registration Statement.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on July 14, 2009.

RAMCO-GERSHENSON PROPERTIES TRUST
By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]
Signature Page to Post-Effective Amendment No. 1 to Form S-8

INDEX TO EXHIBITS

Exhibit No.	Exhibit
23.1*	Consent of Grant Thornton LLP

24	Power of Attorney (included after the signature of the Registrant contained on Signature Page 1 of this Registration Statement)

*	Filed herewith